Exhibit 23.2

AUDIT ALLIANCE LLP® A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No : M90367663E

Tel: (65) 6227 5428

10 Anson Road #20-16 International Plaza Singapore 079903

Website : www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form S-8 of our report dated October 17, 2024 relating to the consolidated financial statements of Color Star Technology Co., Ltd. and its subsidiaries, appearing in its Annual Report on Form 20-F for the year ended June 30, 2024.

/s/ Audit Alliance LLP

Singapore

August 25, 2025

Registered Office: 10 Anson Road #20-16 International Plaza Singapore 079903